EXHIBIT 10(a)

                                LETTER OF CONSENT

To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-95611) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

I also represent that Post-Effective Amendment No. 1 to the above referenced Registration Statement does not appear to contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the 1933 Act, as amended.



Very truly yours,


/s/ Edwin L. Kerr
---------------------------------------
Edwin L. Kerr, Counsel
PHL Variable Insurance Company







                             Dated November 20, 2000